These prepared remarks should be viewed solely in conjunction with the related quarter’s conference call webcast and press release. The webcast includes the prepared remarks as well as a question and answer session, if applicable.

The prepared remarks set forth below contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, a potential agreement with a major silicon vendor, the expected impact of the TestQuest acquisition, the qualitative and quantitative effects of errors identified in certain of the Company’s previously issued financial statements, the Company’s intent to restate such financial statements, the estimated amounts to be restated, and the ongoing review of such financial statements. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: the audit and review by the Company’s independent registered public accounting firm of the results and findings of the Company, including the audit and review of the Company’s estimates of amounts to be restated; the impact, if any, of such results or findings on the financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks of litigation and governmental or other regulatory inquiries or proceedings arising out of or related to any of the matters described in this press release; changes in our strategy or negotiations with the major silicon vendor mentioned; and risks, uncertainties and changes in financial conditions. Therefore, all forward-looking statements should be considered in light of various important factors, including but not limited to the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

BSQUARE CORPORATION
FOURTH QUARTER 2008 CONFERENCE CALL
February 19, 2009

Scott Mahan – BSQUARE Chief Financial Officer

Good afternoon everyone. With me today is Brian Crowley, our CEO. Let me remind you that this call is being broadcast over the Internet, and that a recording of the call, and the text of our prepared remarks, will be available on our website. I would also like to direct listeners’ attention to the safe harbor statement contained in our press release issued on February 11, 2009, which applies to the content of this call.

During the discussion today, references to “this quarter”, “the quarter”, or Q4 and references to the “third quarter”, or Q3 mean those respective quarters in 2008 while references to the “first quarter”, or Q1 mean the first quarter of 2009. Further, references to “this year” or “the year” mean fiscal 2008 while references to “last year” mean fiscal 2007.

Before I begin, it should be noted that we recently issued a press release stating that the financial statements for fiscal 2007 and the first two quarters of 2008 could no longer be relied upon because of clerical accounting errors affecting third-party software cost-of-sales. These errors had the effect of increasing software cost-of-sales, and reducing net income, by approximately $440,000, or $0.04 per diluted share, in FY07 and by approximately $164,000, or $0.02 per diluted share, for the first six months of 2008. As noted in the press release, these estimates are preliminary and are subject to further review by management and audit by our public accounting firm. Further, because we will be delayed in our Form 10-K filing, the likelihood of an event occurring between the date of this call and that filing increases, which could affect the financial results discussed today.

As a result, all Q4, FY08 and prior period financial information discussed today should be considered preliminary. Prior period financial information discussed today has been adjusted, where appropriate, for the effect of the known accounting errors.

Financial Results

With that said, let me recap our preliminary financial results. We expect to report total revenue for the quarter of $17.1 million, up 10% from $15.6 million in the year-ago quarter, and up 6% from $16.2 million in Q3. This quarter should represent our thirteenth consecutive quarter of year-over-year total revenue increases. We had expected total revenue to increase roughly 5-10% sequentially but came in at the low end of the range for two reasons. First, revenue was negatively affected by a number of sales opportunities which pushed out in the last several weeks of the quarter, and second, we did not recognize $670,000 in service revenue in Q4 pending completion of a new agreement with a major silicon vendor. Total revenue for FY08 is expected to be $65.8 million, up 11% from $59.4 million in 2007.

Sales of third-party software are expected to be $8.4 million this quarter, down 3% from $8.7 million in the year-ago quarter and up 6% from $7.9 million in Q3. The year-over-year decline was driven by a decrease in overall customer count, whereas the sequential increase resulted from improvement in major account revenue. We had expected third-party software sales to increase roughly 13-18% compared to Q3. Sales opportunities pushing out of the quarter, especially Flash Lite licensing deals, drove the expectations shortfall. Several of the Flash Lite licensing opportunities have closed in Q1. Third-party software sales are expected to be $35.4 million for FY08 compared to $34.2 million in 2007, representing an increase of 4%. Sales of Flash Lite and Solidcore increased $1.4 million full year-over-year.

Proprietary software revenue is expected to be $706,000 this quarter compared to $1.4 million in the year-ago quarter, and $831,000 in Q3. This quarter included $233,000 in TestQuest product revenue as a result of our November acquisition. The year-over-year decline resulted from lower service contract royalties, lower royalty revenue from our legacy Smartbuild reference design and the fact that Q407 benefited from a $364,000 settlement with a former customer. The sequential decline resulted from lower SDIO and Smartbuild revenue, as well as lower service contract royalties, largely offset by TestQuest product revenue. We had expected proprietary software revenue to decline roughly $180,000 sequentially, excluding the effect of TestQuest, whereas the actual decline was $357,000. Again, the primary driver behind the shortfall was opportunities falling out of the quarter which Brian will speak to. Proprietary software revenue is expected to be $3.1 million for FY08 compared to $4.2 million in 2007.

Service revenue is expected to be $7.9 million this quarter, up 44% compared to $5.5 million in the year-ago quarter and up 5% from $7.5 million in Q3. The year-over-year and sequential increases were driven by a large project with The Ford Motor Company with the sequential growth partially offset by a decline in APAC service revenue. During the quarter, we generated $4.1 million in service revenue from Ford compared to none in the year-ago quarter, and $2.6 million in Q3. APAC service revenue increased 529% this quarter, compared to the year-ago quarter, driven by growth in Japan. APAC service revenue was down 34% sequentially due to softness in Taiwan. Japan, a market which we reentered in Q407, contributed $1.3 million in service revenue for FY08 coming in well above our expectations. In Q4, we hired a dedicated sales rep in Europe and our goal is to replicate similar success there in 2009. Service revenue is expected to be $27.2 million in FY08, up 30% compared to $21.0 million in 2007. Ford contributed $6.8 million in service revenue for FY08 compared to none in 2007.

As discussed in our press release last week, we entered into a service contract with a silicon vendor partner in Q3 under which we generated $153,000 of service revenue in that quarter. In Q4, we began discussions with this SV partner to modify the nature of our relationship such that we would terminate the existing service agreement and enter into a new collaboration agreement which defines rights to IP developed under the agreement and per unit fees to be received by BSQUARE, among other things. Although the parties were not able to conclude on the new collaboration agreement by quarter-end, it is our expectation that we will enter into this new agreement by the end of Q1. Consequently, we did not record service revenue in Q4 in the amount of $670,000 under the existing service agreement and recorded $350,000 in labor costs associated with the project as R&D expense in Q4. If the parties do not conclude on the new agreement, the SV partner will owe BSQUARE for all service work done in Q4 and subsequent periods. Brian will speak more to this opportunity momentarily.

Turning to gross profit and margins:

Overall gross profit is expected to be $4.5 million this quarter, or 26% of total revenue, compared to $4.8 million, or 31% of revenue, in the year-ago quarter, and $4.4 million, or 27% of revenue, in Q3. The year-over-year decline in both gross profit and margin was driven by a $645,000 drop in high-margin proprietary software revenue, the majority of which related to the $364,000 customer settlement which benefited Q407. Third-party software margin is expected to be 16% this quarter compared to 17% in the year-ago quarter and 15% in Q3. We continued to maintain a high gross margin on our proprietary software revenue of 91% this quarter which is down both year-over-year and sequentially largely due to $44,000 in TestQuest purchase price amortization which affected proprietary software cost of sales.

Service gross margin is expected to be 31% this quarter, compared to 37% in the year-ago quarter and 33% in Q3. The year-over-year service margin decline was due to a $350,000 contract restructuring which benefited Q407 and improved that quarter’s service margin by five percentage points. The sequential decline was largely driven by excess capacity in Taiwan and an increase in low-margin rebillable service revenue. On a full-year basis, service margin is expected to run 32% in FY08 compared to 29% in 2007. We fell short of our goal to improve service margin into the mid-30% range for FY08 as a result of the Ford project. Overall gross profit is expected to be $17.2 million, or 26% of total revenue, for FY08 compared to $15.5 million, or 26% of revenue, in 2007.

Moving down the P&L:

Operating expenses are expected to be $4.6 million for the quarter compared to $3.7 million in the year-ago quarter and $3.6 million in Q3. An increase in R&D expense of over $800,000 accounted for the bulk of the year-over-year and sequential increases. Incremental opex associated with the TestQuest acquisition and costs associated with the silicon vendor project drove the majority of the R&D increase. Higher sales costs in North America and APAC, some of which related to the TestQuest acquisition, also contributed to the increases. Total operating expenses are expected to be $15.4 million for FY08 as compared to $13.6 million in 2007.

Now, I’ll speak to our bottom line results:

We expect to report a net loss for the quarter of ($370,000), or ($0.04) per share, compared to net income of $1.1 million, or $0.11 per diluted share, in both the year-ago quarter and Q3. This quarter was negatively affected by a $377,000 other-than-temporary loss on an auction rate security whereas the year-ago quarter benefited from $364,000 in revenue from the customer settlement and the $350,000 service contract restructuring, while Q3 benefited from a $300,000 patent sale. This quarter was also negatively impacted by the TestQuest acquisition and the aforementioned silicon vendor project. We expect to generate net income of $2.0 million, or $0.19 per diluted share, in FY08, compared to net income of $2.3 million, or $0.23 per share, in 2007. Net income in FY08 was affected by the ARS write-down and the patent sale which had a net full year negative impact of ($77,000), or ($0.01) per share. Net income in FY07 was positively affected by the customer settlement and a gain recognized in Q207 of $287,000 related to the sale of an equity investment. Together, these items benefited FY07 net income by $651,000, or $0.06 per share. Non-cash expenses, including depreciation, amortization and stock comp expense, are expected to be $532,000 for Q4 and $2.0 million for FY08.

Cash and investments, both short and long-term, declined $2.8 million to $13.3 million at year-end, or $1.32 per share, compared to $16.1 million at September 30. These cash and investment amounts are net of auction rate security impairment reserves. The quarterly decline was primarily due to cash paid to acquire assets of TestQuest and additional impairment reserves taken against our auction rate securities. Our accounts receivable increased sequentially this quarter, ending the year at $10.7 million, net. Ford represented $3.7 million of AR at year-end which has since been paid. Capex was $58,000 this quarter and $615,000 for the full year. We currently expect FY09 non-cash expenses to be roughly $2.5 million and capex to be approximately $500,000.

As of quarter-end, we had $5.6 million in auction rate securities, or ARS, at par value. That is down from $6.5M as of September 30 due to issuer redemptions. 12 different issues make up our ARS portfolio representing 10 different issuers. Of the $5.6 million in ARS at quarter-end, $4.1 million is invested in student loan ARS, $1.0 million is invested in auction rate preferreds and $500,000 is invested in a CDO-like ARS. We have an impairment reserve of $945,000 recorded against our ARS as of year-end. The impairment represents the difference between fair value, as determined by a third-party valuation firm, and par. Of the $945,000 impairment, $377,000 relating to the CDO-like ARS was deemed to be other-than-temporary this quarter and recorded as a charge against operations . The remainder of the impairment has been deemed to be temporary and the corresponding loss is expected to be reported in Other Comprehensive Income and Shareholders’ Equity.

Now let me provide more detail on the TestQuest acquisition. The total purchase price was $2.3 million which was comprised of $2.1 million in cash and $0.2 million in assumed liabilities and deal expenses. $1.9 million of the purchase price was allocated to intangible assets, primarily acquired technology, with the bulk of the remainder representing acquired accounts receivable. The intangibles will be amortized over approximately 5 years and will result in amortization expense of $411,000 on a full year basis. During the quarter, TestQuest contributed $233,000 in software revenue and impacted our bottom-line negatively by roughly $250,000, or $0.03 per share, which included $51,000 in purchase price amortization. As with most proprietary software products, TestQuest customers typically purchase support and maintenance contracts which generally represent 20-25% of the product sale and which are amortized over 12 months. Under purchase price accounting rules, we did not record deferred revenue related to existing support and maintenance contracts such that we will need to build up our support and maintenance revenue stream over time via renewals of existing contracts and the signing of new ones. Brian will speak to the TestQuest outlook in a moment.

Headcount, including contractors, is currently 292 compared to 276 as of the date of our last conference call. As a result of the TestQuest acquisition, our headcount increased by 21. Engineering services headcount is currently 197, down from 200.

With that, I will turn the call over to Brian.

Brian Crowley – BSQUARE Chief Executive Officer

Thanks Scott. Today I will provide a little more detail on our Q4 results, an update of our key initiatives and our outlook on the first quarter.

While our overall third party sales were up over Q3, we actually had expected them to come in stronger than they did. October and November were both good sales months, but in December we saw a rapid pullback by several of our Microsoft licensing and Adobe Flash Lite customers, many of which pushed their purchase orders into Q1. Some of these delayed orders have since closed, however our overall Q1 third-party software sales have been soft thus far.

Sales of proprietary software also came in lower than our expectations – mainly due to a large SDIO order that was delayed into Q1 and also due to lower royalties from past royalty-bearing service engagements. We still expect that the delayed SDIO order will close in the first quarter, and that the drop in service-contract royalties is timing-related, in that the royalty streams for several existing devices are beginning to tail off, and replacement royalty streams, which we have secured with new royalty-bearing service contracts, will not pick up until the second half of 2009.

During the quarter we recognized almost $70,000 in revenue from our Texas Instruments, or TI, Windows CE Board Support Package, or BSP, initiative. We expect that the revenues from our TI BSP initiative will grow through 2009 as more customers have the opportunity to evaluate and adopt TI’s OMAP processors. Another positive for the quarter is that we recognized approximately $233,000 of TestQuest revenue during the quarter. I will discuss both our TI initiatives and our TestQuest acquisition in more detail in a moment.

Turning to Q4 service revenue, on our last call I indicated that we expected a slight sequential increase in service revenue, mainly due to continued work on our contract with the Ford Motor Company. In fact we saw a 6% sequential increase in service revenue which was based mainly on scheduled expansion of the ongoing Ford engagement. Outside of the automotive space, demand for our services by our more traditional Windows CE and Windows Mobile clients remains soft. We did see a pickup in our bid activity during Q4 as compared to Q3; however the overall customer environment remains cautious.

We continue to work closely with Ford on the next-generation Sync platform and the project is going well. We expect that the Ford engagement will generally run at its current level during the first two quarters of 2009 and then gradually ramp down over the balance of 2009, with a service and support tail continuing at a much lower level into 2010. We are actively talking to Ford regarding follow-on work for future generation Sync projects, however no commitments have been made at this time.

I would like spend the remainder of our call today talking about progress on other key initiatives for our company.

I mentioned a moment ago that we are now earning revenue from the Windows CE investment that we made with TI last year. In this arrangement, BSQUARE created a production quality Board Support Package for the TI OMAP 35X family of processors. A Board Support Package, or BSP, is a piece of software, often very complex, that glues the Windows CE operating system to the underlying processor. Any OEM who creates a device using an OMAP 35X processor and Windows CE will need this BSP, which is jointly owned by BSQUARE and TI. Under our arrangement with TI, BSQUARE has made the Windows CE BSP available to potential customers to download and evaluate. We receive a fee from TI when certain customer milestones around evaluation and adoption of the BSP and TI’s OMAP processor are met. In addition, TI recommends BSQUARE to its customers looking for help implementing Windows CE on their devices and of course we have the opportunity to sell these customers our other products, services or licenses. Under this arrangement the interests of BSQUARE and TI are directly aligned towards making customers successful with BSQUARE’s software and TI’s OMAP processor family. This is the first time we have worked with a major silicon vendor in this fashion and we believe that this can be a powerful business model.

Last year, we began a services engagement with the TI team responsible for selling OMAP processors into high-end Smartphones designed by tier 1 OEM’s worldwide. BSQUARE was engaged to help create a Windows Mobile 6.5 and 7.0 Board Support Package for TI’s OMAP 34X family of processors. Our engagement began as a straight services project and in fact we recognized a little more than $150,000 in service revenue during the third quarter from this engagement. During the fourth quarter, we began discussions on the feasibility of converting from a straight service engagement to a co-investment arrangement whereby BSQUARE makes the investment to complete the Windows Mobile BSP and in return for future royalties.

Based on TI’s market position, the strength of the OMAP 34X offering and our discussions with Microsoft around the Windows Mobile roadmap, we feel that this investment represents a substantial opportunity for BSQUARE to earn several million dollars in royalties over the over the next 3-5 years. This is well in excess of the hundreds of thousands of dollars we would receive in a straight service engagement.

Now I would like to spend a few minutes discussing our TestQuest acquisition.

TestQuest’s software products are designed to improve and accelerate the device testing process. Their first product, TestQuest PRO, has historically been sold into general embedded device testing applications, such as medical devices, data collection applications, security and automation solutions. The second and more recent product, Countdown, is primarily aimed at mobile device testing, such as Smartphones, however the product has also found its way into many non-Smartphone applications such as telematics, data collection, and enterprise applications.

The business model for the TestQuest products is straightforward — customers purchase a license to use the software, and typically purchase a separate support contract which is priced as a percentage of the base license fee. In addition, customers may elect to purchase training or professional services to assist them in implementing the product in their environment. An average TestQuest transaction is in the $30,000 range, however some of the larger transactions will be in the $100,000 plus range, depending upon the number of seats and options that a customer elects to buy.

We believe that TestQuest’s products are a great addition to BSQUARE’s product line and a good fit for our sales channel. These products have been sold to approximately 245 customers since they were first released. Only about 20% of TestQuest’s existing customers are also existing BSQUARE customers – this means we have a great opportunity to sell TestQuest products into our existing customer base. We also think that the remaining 80% of TestQuest’s customers represent a market expansion opportunity for BSQUARE’s services.

The two most immediate market expansion opportunities are: Enterprise customers, such as Federal Express, who typically use handheld and wireless devices to support their line of business and who we often look for outside help in the design, testing and deployment of the applications that run on their devices, and Wireless Operators, such as Verizon Wireless, who sell devices and who often look to outside experts to port applications to and perform testing on the devices that they sell.

Since the acquisition closed in November, we have been busy integrating the TestQuest sales and engineering teams into their BSQUARE counterparts, and the integration has gone well. During December we kept the TestQuest sales team focused on closing deals in their pipeline and then in early January we trained the full BSQUARE sales force on selling TestQuest product and services. With our entire sales force selling the product, we are now expanding our pipeline and we expect to grow TestQuest product and service revenues as the year progresses.

In parallel with the sales integration, we have spent considerable time developing a product roadmap. We recently announced version 2.0 of Countdown which provides for improved performance, includes a new collaboration function that allows test and development teams located in separate locations to share and execute a common set of tests, adds support for RIM Blackberry devices and includes numerous bug fixes and other feature improvements requested by customers. Our longer term roadmap adds support for Android handsets, even more performance improvements, and integration into industry standard testing frameworks, plus other functionality that customers have been asking for.

We have long believed that Testing and Quality Assurance is a growth opportunity for BSQUARE. For the past couple of years the Quality Assurance practice in our service group has been growing as our customers have struggled with the complexity of testing a modern device that may contain accelerated multi-media interfaces, or multiple wireless radios. We believe that TestQuest is a product that provides our customers with the framework and tools necessary to master this complexity and to build repeatable test solutions.

We believe that during 2009, TestQuest will directly contribute $4M to $5M in product and service revenue to BSQUARE’s top line and that the TestQuest acquisition will be accretive starting in the second quarter and for the full year. We think that over the next several years, as we integrate the TestQuest solution into more operating systems, support more device types and other development tools, we can grow TestQuest revenues well beyond $10M/year.

To finish, I would like to remind investors that we have several other service engagements in process or recently finished that have resulted in BSQUARE products being designed into devices that will ship starting later this year and into 2010 and beyond and will result in royalty streams for BSQUARE. In particular in 2007 we secured a design win for BSQUARE’s Productivity+ stack in the L3 Guardian a highly secure Smartphone sold by L3 Communications. Last year, we secured a design win for our Schema and Media+ software in a retail device that will be deployed by a Fortune 100 customer. We believe that taken together, these two opportunities represent $2M to $4M of potential royalties over the 2010 to 2013 timeframe. Obviously, we have no control over when and if these customers decide to ship their devices, but when shipments do commence, royalties will flow to BSQUARE.

Like most companies, we expect that 2009 will be a challenging year, but we are committed to closely managing our business in order to make it through the year and be ready for growth when the economy picks up again. We entered Q1 with a record service backlog, thanks to a strong set of anchor customers we have developed over the past few years. Our TestQuest acquisition brings us an established product with an ongoing revenue history and a strong value proposition. Our investments with TI give us a strategic relationship with an important Silicon Vendor that will bring us royalties and many opportunities to sell our products and services to key customers. With that said, we also see several challenges in our business. Our third party software business was soft in Q4 and we expect it to be soft again in Q1. We are concerned that our customers businesses can suddenly decelerate, which in turn would negatively impact our business. Along these lines, we pro-actively initiated a series of cost-reduction actions at the end of January that included targeted headcount reductions, salary freezes, temporary elimination of our 401K match, reduction in our travel budgets and suspension of our executive bonus program. Our goal is to reduce our overall operating expense run-rate by around $300,000 to $400,000 per quarter starting in Q2.

I will finish our call today with our expectations for the first quarter. These expectations are developed from sales forecasts as of today, but we do see a fair amount of volatility in the market, and as we saw in Q4, customers can quickly push out orders, especially third party software orders, which can cause our top line to swing dramatically. Based on our booked backlog, we currently expect our service revenue to be up slightly sequentially from Q4, in the single digit percentage range. Based on booked business, and our sales pipeline, and the effect of a full quarter of TestQuest product sales, we expect our proprietary products revenue to increase fairly significantly over Q4. Third party software sales are the most difficult to predict. As I mentioned earlier, Q1 Third Party software sales have been soft, and we see no immediate indications that they will pick up soon. I believe that the best result we will see is for our third party software sales to remain flat sequentially, but more likely, we will see a modest sequential decline. Remember that third party software carries lower margins than our proprietary software and services, therefore swings in the top line revenue do not result in significant swings in gross profits.

In this environment, we are obviously focused on controlling costs and managing our expenses to our level of business.

In closing, I will say that while I am disappointed that we broke our string of profitable quarters, I believe that over the long term, we are making good investments and we are prudently managing our business. Thank you for attending our call today. This ends the prepared portion of our call. We will now open up the call for questions.